EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-51200, 333-85321, 33-21092, 33-41509,
33-41515, 33-50510, 33-80838, 33-39091 and 333-103310) of CyberOptics
Corporation of our report dated January 30, 2004 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 30, 2004 relating to the financial statement schedules, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 26, 2004